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                         BANCALABAMA, INC.

                             PROXY FOR
                  ANNUAL MEETING OF SHAREHOLDERS

                           April 9, 1996

     The undersigned hereby appoints Philip W. Bentley, Jr., and Billy P. Brooks, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of BancAlabama, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on April 9, 1996, or any adjournment(s) thereof.

     The Board of Directors recommends a FOR vote on the following proposals:

     1.   ELECTION OF DIRECTORS

          NOMINEES: James  E.  Campbell, William R. Collins,  and  Paul  W.
                    Thompson

          [ ] FOR all nominees listed above, except vote withheld from the nominees (if any) whose names are written on the following space:


          [ ]  WITHOUT AUTHORITY to vote for all nominees listed above.


     2. PROPOSAL TO RATIFY THE APPOINTMENT OF BROWDER & ASSOCIATES, P.C., as Company's independent public accountants for the current year ending December 31, 1996.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN



In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof. If any nominee named above is not able to serve, the Proxies shall vote for such other person or persons nominated in accordance with their best judgment.

THIS  PROXY  IS  SOLICITED  ON BEHALF OF THE BANCALABAMA, INC.,  BOARD  OF
DIRECTORS
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This Proxy, when properly executed,  will  be voted in the manner directed above or, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                              PLEASE SIGN HERE AND RETURN PROMPTLY









                              DATE ______________, 1996

                              Please sign exactly  as your name appears at
                              left.  If registered in  the names of two or
                              more persons, each should  sign.  Executors,
                              administrators,     trustees,     guardians,
                              attorneys, partners and corporate officers should show their titles.